UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2004 (November 5, 2004)

THE NASDAQ STOCK MARKET, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York 10006
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (212) 401-8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.

On November 5, 2004, The Nasdaq Stock Market, Inc. (“Nasdaq”) entered into a 2nd Amendment to the Master Agreement, dated as of February 6, 2002, with the National Association of Securities Dealers, Inc. (the “NASD”), American Stock Exchange, Inc., The Nasdaq-100 Trust and American Stock Exchange, LLC (“Amex LLC”), providing for the transfer of the listing of the Nasdaq-100 Index Tracking Stock, also known as the “QQQ,” to Nasdaq from the American Stock Exchange effective December 1, 2004.  This accelerated the date of transfer of the QQQ listing to Nasdaq from June 2005, as originally provided for in the Master Agreement.  Nasdaq, the American Stock Exchange and Amex LLC may be considered affiliates of the NASD. A subsidiary of Nasdaq serves as sponsor of the Nasdaq-100 Trust.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

1.01

2nd Amendment dated as of November 5, 2004 to the Master Agreement dated as of February 6, 2002 among National Association of Securities Dealers, Inc., The Nasdaq Stock Market, Inc., American Stock Exchange, Inc., The Nasdaq-100 Trust and American Stock Exchange, LLC.*

*	Confidential treatment has been requested from the U.S. Securities and Exchange Commission for certain portions of this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2004	THE NASDAQ STOCK MARKET, INC.

	By:	/s/ Edward S. Knight
Edward S. Knight
Executive Vice President and General Counsel